Exhibit 10.8
                                    Agreement

         THIS Agreement is made this 20 day of JULY, 1998, between WORLD'S BEST RATED CIGAR COMPANY, a Florida corporation ("Buyer"), whose address is 3941 N.E. 163'rd. Street, North Miami Beach, Florida 33160, and TABACOS DEL CARIBE ("Seller"), whose address is BARRIO EL SARZAL DANLI EL PARAISO.

                              W I T N E S S E T H:

         WHEREAS, Seller has agreed to manufacture and sell cigars to Buyer ("Cigars") in accordance with the Buyer"S requirements as set forth by Buyer from time to time.

         NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS OF FACTS. The foregoing recitals of facts are true and correct and are hereby incorporated into this Agreement.

         2. REQUIREMENTS. Seller agrees to manufacture and sell Cigars to Buyer based on Buyer'S stated purchase requirements from time to time. All Cigars shall be manufactured and sold in accordance with the standards and specifications set forth herein and shall be of the highest quality.

         3. TYPE OF CIGARS; PRICING. The type of Cigar and the price to be charged by Seller to Buyer for each type of Cigar is set forth on Schedule "A" attached hereto and made a part of hereof. Payment shall be in U.S. Dollars uniess otherwise agreed to by Buyer and Seller.

         4. TERM. The term of this Agreement shall be for a period of ten (10) years, subject to the right of Buyer or Seller to cancel this Agreement upon at least (60) days prior BY written notice at any time and for any time and for any reason (or no reason).

         5. QUALITY AND SPECIFICATIONS. Seller has agreed to deliver Cigars meeting the following minimum quality standards and specifications:

            o         All Cigars shall use long leave tobacco.

            o         All Cigars shall be hand rolled.

            o All Cigars shall be of the highest quality tobacco and shall be of no lesser quality than the highest premium grade offered by Seller to any other party.

            o The filler used in the Cigars shall be of the highest premium grade and shall be of no lesser quality than the highest premium grade offered by the Seller to any other party.

            o The parchment wrapping for the Cigars shall be of such quality as Buyer shall direct.

            o Cigars shall be individually packaged by the Seller in cellophane and properly packaged and boxed for shipping.

         6. INVENTORY. So as to ensure that the Cigars are available for Buyer'S orders, as and when placed by Buyer, Seller agrees to keep available in its inventory at all times tobacco in sufficient amounts to make at least 200,000 of each of the Cigars listed on Schedule A attached hereto. All inventory shall be kept in a properly regulated humidor.

         7. PAYMENT TERMS. Payment for each order shall be as follows:

            A. As and whether the order is placed, Buyer shall pay to Seller fifty percent (50%) of the amount due for that order;

            B. Fifty percent (50%) of the amount of the order shall be due and payable at the time of shipping by Seller.

It is understood that Seller shall have no right to retain payment for any Cigars which do not meet the minimum standards and specifications set forth herein and, upon demand, any non-conforming Cigars shall be immediately replaced by Seller'S cost. If not immediately replaced, any monies previously paid for non-conforming Cigars shall be promptly reimbursed to Buyer. Buyer has the right to employ and place in the factory of Seller, at all times, A supervisor to inspect all cigars prior to packaging and to classify the same as acceptable or non-acceptable, before shipment of the Cigars.

         8. SHIPPING: RISK OF LOSS. Seller shall be responsible for delivery and cost of expense of delivery of the Cigars to a shipper designated by Buyer, F.O.B. Managua or F.O.B. Tegucigalpa, depending on Country of origin. From and after delivery of the Cigars to the shipper, Buyer bears the risk of loss.

         9. CUSTOMS. Buyer shall be responsible to pay customs and export taxes, if any, pertaining to the Cigars.

         10. TIMING OF DELIVERY. All orders shall be fulfilled by Seller and delivered for shipping to Buyer no later than thirty (30) days of the date that an order is placed. All Cigars used by Seller from its inventory to fulfill any order shall be of the same quality and standards set forth above. Buyer shall have the first right of access to any such inventory maintained by Seller if necessary to satisfy Buyer'S purchasing requirements from time to time.

         11. INFORMATION ON OTHER MANUFACTURERS. To the extent legally permitted, Seller agrees to provide Buyer with information on other purchasers from Seller.

         12. OPTION TO PURCHASE. Buyer is hereby granted a Option to Purchase the plantation and/or Cigar factory of Seller. The parties agree to enter into good faith negotiations in order to establish the terms of said option to purchase. The Option to Purchase, once agreed to, shall be documented in a form reasonably satisfactory to Buyer.

         13. DEFAULTS and REMEDIES. In the event of default by either party hereunder, the parties hereto shall have all rights and remedies available under law, by statute or otherwise, subject to the arbitration provision set forth below. Prior to declaring any party in default, the non-defaulting party shall provide the defaulting party with written notice of default with no less than 10 days to cure the default. In addition to all other remedies available to buyer, if Seller fails to meet the requirements specified by Buyer for any Cigar order, or if the Seller otherwise fails to perform any other provision of this agreement, then Buyer may make or procure, upon such terms and in such manner as Buyer deems appropriate, Cigars meeting Buyer'S specifications through another party.




         14. LIMIT OF AUTHORITY. Both parties are independent contractors and this Agreement does not constitute either party as the legal representative of the other for any purpose whatsoever. Neither party has authority to assume or create any obligation whatsoever, express or implied, on behalf of or in the name of the other party, nor to bind the other party in any manner whatsoever.

         15. ARBITRATION DISPUTES. Any dispute, controversy or breach arising out of or related to this Agreement, shall be settled by arbitration to be held in the City of Miami, Dade County, Florida before a single arbitrator in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may impose damages, grant injunctions or grant other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgement may be entered on the arbitrator's decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the FLORIDA courts for this purpose. In such arbitration, the parties waive personal service of any process or other papers and agree that service thereof may be made in accordance with the notice provisions of this Agreement. The non-prevailing party, including any appeal thereof, with the proviso, however, that each party shall pay one-half of the fees separately charged by the arbitrator.

         16. GOVERNING LAW. This Agreement shall be governed by, enforced and construed in accordance. with the laws of the State of Florida.

         17. MISCELLANEOUS. This Agreement and the terms and provisions hereof may only be change, waived or discharged by an instrument in writing signed by the parties hereto. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof and no party hereto has made any representation or warranty or covenant in connection with the matters set forth herein except as expressly stated herein. All the terms of this Agreement shall be binding upon the respective personal representatives, successors and assigns of the parties hereto and shall inure to the benefit of and enforceable by the parties hereto, and their respective personal representatives, successors and assigns. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one agreement. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and the Agreement shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, the parts have executed this Agreement as of the day and year first above written.

In the presence of:                  Buyer:

                                     WORLD'S BEST RATED CIGAR COMPANY,
                                     a FLORIDA corporation

/s/ DONALD SCHIFFOUR                 BY: /s/ LLOYD LYONS
---------------------------             ----------------------------------------
DONALD SCHIFFOUR                             LLOYD LYONS
                                             President

/s/ GERALDINE LYONS
---------------------------
GERALDINE LYONS

                                     SELLER: /s/ TABACOS DEL CARIBE
                                            ------------------------------------
                                                 TABACOS DEL CARIBE

                                     BY: /s/ EVELIO OVIEDO, Director
                                         ---------------------------------------
                                             EVELIO OVIEDO
EXHIBITS:
A - Type of Cigar and Pricing

                                  PROGRAMA "A"

                               TABACOS DEL CARIBE
--------------------------------------------------------------------------------

APARTADO NO.33                 CONRADO PLASENCIA               TELEFAX: 883-2413
DANLI, EL PARAISO                                              TELEFONO:883-2286
HONDURAS, C.A.                                       E-mail:castillo1@optinet.hn


                                                      DANLI, 19 DE JUNIO DE 1998

TO:     MR. LLOYD LYONS
FROM:   CONRADO PLASENCIA



THIS THE SAMPLE FOR NATURAL TOBBACO


             PROPOUSAL


1  TROPEDO      54/36X6     ******
2  PRESIDENTE   52X8-1/2    ******
3  ROBUSTO      50X5        ******
4  CHURCHILL    49X7        ******
5  CORONA       44X6        ******
6  No 4         42X5-1/2    ******




EAGLE NATIONAL BANK OF MIAMI
MI.CC. OFFICE 1200 NORTHWEST 78TH AVE
MIAMI, FLORIDA 33126
ACCOUNT NO.  066006349/2210030/26

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* Confidential  portions of this Exhibit have been omitted and filed  separately with the Commission pursuant to a request for Confidential Treatment.